Exhibit 11.  Statement re computation of per share earnings.

                                        TORCHMARK CORPORATION
                                  COMPUTATION OF EARNINGS PER SHARE



                                              Three months ended September 30,
                                                    1994             1993
                                               -------------    -------------
          Net income                            $64,698,569      $64,411,934
          Preferred dividends                             0         (823,014)
                                               -------------    -------------
          Net income available to common        $64,698,569      $63,588,920
                                               =============    =============
          Weighted average shares and common
            stock equivalents outstanding        71,613,568       73,669,921
                                               =============    =============

          Primary earnings per share:
            Net income                                $0.90            $0.86
                                               =============    =============





                                              Nine months ended September 30,
                                                    1994             1993
                                               -------------    -------------
          Net income                           $205,173,114     $216,147,172
          Preferred dividends                      (804,130)      (2,467,384)
                                               -------------    -------------
          Net income available to common       $204,368,984     $213,679,788
                                               =============    =============
          Weighted average shares and common
            stock equivalents outstanding        72,286,441       73,645,671
                                               =============    =============

          Primary earnings per share:
            Net income                                $2.83            $2.90
                                               =============    =============